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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated this 24th day of March, 1998, effective as of January 1, 1998, by and between TRINITY CAPITAL CORPORATION ("TRINITY"), LOS ALAMOS NATIONAL BANK ("Bank"), both New Mexico corporations with their principal offices in Los Alamos, New Mexico (collectively, the "Companies"), and STEVE W. WELLS ("Wells") (all collectively referred to herein as the "Parties").

     WHEREAS, the companies believe it is in their best interests that Wells continue to be employed by the companies on the terms and conditions contained herein, and Wells is willing to be so employed;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the Parties hereto agree as follows:

     1. EMPLOYMENT TERMS & POSITION. The Companies hereby employ Wells in an executive capacity and as a full-time employee of Los Alamos National Bank for the period beginning January 1, 1998, and ending December 31, 2002, (the "Term of Employment"). The Term of Employment shall automatically be extended without further action of the Parties as of January 1, 2003, for successive annual periods unless either Trinity or Wells serves written notice upon the other of its or his intention that the Term of Employment shall terminate at December 31, 2002, or, if applicable, at any successive annual anniversary thereof. To be effective to cancel the automatic extension of the Term of Employment, such notice must be served at least 60 days or more prior to the intended effective date of termination of the Term

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          of Employment. Notice given less than 60 days prior to the intended effective date of termination of the Term of Employment shall be deemed effective as of the next annual anniversary date. During the period of his employment, except for illness, reasonable vacation periods, and reasonable leaves of absence, Wells shall devote all his business time, attention, skill and efforts to the faithful performance of his duties.

               Initially, Wells shall serve as the President and the Chief Administrative Officer of the Bank. During his employment by the Companies, Wells shall have such other duties and responsibilities of an executive nature as may be established from time to time by the Companies' Boards of Directors, and he shall report to the Chairman of the Board of Directors of Bank. The Parties further agree that the failure to appoint Wells to the office designated above in this
          Section 1 or material changes by the Company in Wells' function, duties, or responsibilities that would cause Wells' position with the Companies to become of substantially less dignity, responsibility, importance or scope than the positions designated in Section 1 above may be deemed by Wells a termination without Cause under Section 3 below.

     2.   SALARY. Los Alamos National Bank shall pay Wells an Initial
          "Salary" at the rate of $129,000,000 per annum commencing
          January 1, 1998, payable in accordance with the payroll practices of Los Alamos National Bank. Based upon an evaluation of Wells' performance each year, by the Board of Directors of Los Alamos National Bank, Wells' Salary may be adjusted annually effective each January 1, at such rate as may, from time to time, be fixed by said Board,

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          determined in accordance with the then existing and customary personnel compensation practices of Los Alamos National Bank.

     3. TERMINATION OF EMPLOYMENT AND SEVERANCE PAY. Solely in the event that the Companies terminate Wells' employment without Cause prior to December 31, 2002, or the later extended Term of Employment under this Agreement, at a time when he is fully willing and able to perform his duties as an employee of the Companies (and in no other circumstances, e.g., Wells' voluntary termination, disability, or death), Trinity shall, subject to the limitation at Section 6(d) hereof, be required to pay to Wells, as "Severance Pay", an amount equal to his Salary for 6 months at the rate then in effect pursuant to Section 2 above. However, nothing contained herein shall be construed to require the Companies to Continue to employ Wells for any particular period of time, and the Companies shall be entitled to terminate Wells' employment at any time with or without Cause, subject to the provision of the immediately preceding sentence and Sections 7 and 8 hereof, if applicable.

               If Wells' employment is terminated without Cause as stated above, Wells would have two years from the date of his termination to exercise all grants of stock options which have been granted him under the 1998 Stock Option Plan.

               Wells shall have the right to terminate his employment upon 60 days' written notice to the Companies.

               "Cause," for the purpose of this Section, shall mean the occurrence of any of the following events:

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                    (a) Performance by Wells of illegal or fraudulent acts,
                    criminal conduct or willful misconduct relating to the activities of the Companies;

                    (b) Performance by Wells of any criminal acts involving moral turpitude having a material adverse effect upon the Companies, including, without limitation, upon its profitability, reputation, or goodwill;

                    (c) Willful or grossly negligent failure by Wells to perform his duties in a manner which he knows, or has reason to know, to be in the Companies' best interest;

                    (d) Violation by Wells of any of the covenants and agreements contained in Section 6 hereof;

                    (e) Any other material breach of Employee's obligations hereunder which he fails to cure within 30 days after receiving written notice thereof.

     4. FRINGE BENEFITS. Wells shall be entitled, during his employment by the Companies, to receive and participate in employee benefits available to other senior management employees.

     5.   ADDITIONAL COMPENSATION. In addition to the Salary provided for in
          Section 2 hereof, Wells shall be entitled to the following as additional compensation for services rendered as an executive employee pursuant to the terms of this Agreement:

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                    (a) NON-STATUTORY STOCK OPTIONS. So long as Wells is
                    employed by the Companies, he shall be eligible to receive, solely at the discretion of the Board of Directors of Trinity, Non-statutory (or non-qualified) Stock Options ("NSO's") for shares of common stock of Trinity (the "Shares"). Such NSO's shall vest and become exercisable in accordance with, and subject to, all the terms and restrictions of the Companies' 1998 Stock Option Plan, a copy of which is attached hereto and incorporated herein as Exhibit A.

                    The Board of Directors of Trinity shall determine annually the number of shares, if any, to be granted to Wells under the 1998 Stock Option Plan, based upon Wells' performance. In the event that a change is the controlling interests in Trinity occurs, as defined in Section 8, then Wells shall be entitled to a vested grant of options in the amount of 3,500 shares for each full year remaining under this contract.

                    (b) OTHER COMPENSATION. The Board of Directors of Trinity may provide other compensation to Wells in the form of performance or target bonuses or deferred compensation plans in the future if, in the discretion of the Board, additional Compensation is warranted and in the best interest of the Companies.

     6. CONFLICT OF INTEREST. Wells acknowledges that: (i) the principal business of the Companies is the banking business but that the Companies or their subsidiaries

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          or affiliates may conduct other business (all such businesses conducted from time to time are sometimes hereinafter referred to collectively as the "Business"); (ii) the Business of the Companies is regional in scope; (iii) the Companies possess substantial confidential information which is proprietary to the Companies and the confidentiality and exclusive use of which by the Companies is essential to the continuing success of the Companies, including, but not limited to, information of the kinds described in the immediately following paragraph; and (iv) Wells' services for the Companies will bring him into close contact with additional confidential information which has not been made known to the public. In order to induce the Companies to enter into this Agreement, Wells hereby covenants and agrees as follows:

                    (a) Wells shall deliver promptly to the Companies on the termination of his employment, or at any time the Companies may so request, all memoranda, notes, lists (including customer lists), records, reports, manuals, drawing, blueprints and other documents (and all copies thereof) relating to the Business and all property associated therewith which he may then possess or which are then under his control.

                    (b) During his employment by the Companies and for a period of one year thereafter if Wells is terminated for Cause, Wells shall not, in any state or jurisdiction in which the Companies have conducted within the previous two years any aspect of the Business, directly or

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                    indirectly, (i) enter the employ of, or render any services
                    (with or without compensation) to, any person, joint venture, partnership, firm or corporation engaged in any business competitive with the Business in the Geographic Area; or (ii) engage in the Business (except for the Companies) for his own account in the Geographic Area; or
                    (iii) become interested in any such enterprise, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant or in any other capacity; provided, however, that nothing contained in this paragraph (b) shall be deemed to prohibit Wells from acquiring, solely as an investment, shares of capital stock of any corporation the shares of the same class of which corporation are traded on the national securities exchange or in the over-the-counter market so long as he does not acquire direct or indirect ownership of one percent (1%) or more of any class of capital stock of said corporation.

                    (c) During his employment by the companies (however and whenever terminated) and for a period of one year thereafter, Wells shall not, directly or indirectly, (i) hire, solicit, or encourage to leave the employment of the Companies, or any of their subsidiaries or affiliates, any employee of the Companies or any of its subsidiaries or affiliates; or (ii) hire any such employee who has left the employment of the Companies or any of their subsidiaries or

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                    affiliates within one year of the termination of such
                    employee's employment with the Companies or any of their subsidiaries or affiliates.

                    (d) Subsequent to Wells' termination of employment, beginning 30 days thereafter and as a precondition to entitlement to receive Severance Pay as provided at Section 3, Wells shall keep himself at all times reasonably available for a period of twelve months to render such services of any advisory or consultative nature as the Boards of Directors of the Companies shall reasonably required, under the then existing circumstances. In calling upon Wells for such services, the Companies shall recognize that such demands shall only be made when in the best interests of the Companies. Further, in order not to unduly inconvenience Wells or make unreasonable demands as to the time, place or duration of such consultation, as well as in recognition of the great potential value of such consultation, the Company shall not be entitled to call upon Wells for more than 100 hours in such twelve-month period.

     7. TERMINATION OF EMPLOYMENT. In the event the Companies terminate Wells' employment for Cause, the Companies shall have no further obligations to Wells under this Agreement.

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     8.   CHANGE IN CONTROL. In the event that controlling interest in
          Trinity changes as a result of a sale, merger, acquisition, or otherwise, and in the event that the Companies thereafter wish to terminate Wells' employment or otherwise change the terms of this Agreement in a manner which would be detrimental to Wells, then Wells shall be entitled to a payment, in addition to Severance Pay in
          Section 3 above, of any amount equal to his Salary for 12 months at the rate then in effect pursuant to Section 2 above as compensation. A change of controlling interest would be determined to be detrimental to Wells if his function, duties or responsibilities were changed in such a manner as to cause his position with the Companies to become of substantially less dignity, responsibility, importance or scope than the position designated in Section 1 above. Notwithstanding the above, compensation under this Section 8 shall not exceed that amount which can be paid without causing an "Excess Parachute Payment" under
          Section 280G of the Internal Revenue Code.

     9. EQUITABLE ENFORCEMENT. Wells recognizes that irreparable injury will result to the Companies and their subsidiaries and affiliates and their respective assets and Businesses in the event of a breach by him of any of the convenants and agreements contained in Section 6 hereof, and he agrees that, in the event of any such breach, the Companies and their subsidiaries and affiliates shall be entitled, in addition to any other remedies (including, but not limited to, the recovery of monetary damages) available to them or any of them, to obtain an injunction to restrain the continuation or repetition of such breach or a similar breach by Wells.

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     10.  ENTIRE AGREEMENT. This Agreement shall comprise the entire agreement between the Parties hereto relating to Wells' employment with the Companies and hereby supersedes and revokes any and all other employment agreements, whether written or oral, between the parties hereto. No variation or modification hereof shall be deemed valid unless contained in a writing signed by each of the Parties hereto. No variation or modification hereof shall be deemed valid unless contained in a writing signed by each of the Parties hereto, which writing shall make express reference to this Agreement. No waiver of any breach of any covenant, agreement, or duty shall be held or construed as a waiver of any other breach of the same or any other convenant, agreement or duty. If any provision or portion of this Agreement shall to any extent be held invalid or unenforceable in any circumstances, the remainder of this Agreement and the application of such portion or provision to another extent or in other circumstances shall be valid and enforceable to the fullest extent permitted by law. The parties intend this Agreement to be valid and enforced as written. However, if any provision, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the subject matter or geographic area covered by such provision, the Companies and Wells agree that the court making such determination shall have the power to reduce the scope, duration, subject matter and/or geographical area of such provision in order to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases, and in its reduced form such provision shall then be enforceable and shall be enforced.

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     11.  BINDING ON SUCCESSOR - ANTI-ASSIGNMENT. This Agreement shall inure to the benefit of and be binding, to the extent permitted by law, upon Wells' and the Companies' successors and assigns. Nothing contained in this Agreement shall be construed, however, as authorizing Wells to assign this Agreement without the Companies' prior written consent.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New Mexico, where it has been executed and delivered and where the Companies have their headquarters.

     IN WITNESS WHEREOF, the Parties hereto have executed these presents as of the day and year first above written, the execution hereof on behalf of the Companies being made by duly authorized persons.


                                                     TRINITY CAPITAL CORPORATION


                                               By
                                                    ----------------------------

                                               Title
                                                    ----------------------------


                                                        LOS ALAMOS NATIONAL BANK


                                               By
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                                               Title
                                                    ----------------------------

                                                    ----------------------------

                                                                  Steve W. Wells

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